Exhibit 10.21

                    1997 UNION CARBIDE CORPORATION
                          EPS INCENTIVE PLAN




                       TABLE OF CONTENTS
Section     Title                                              Page

Section 1:  Purpose . . . . . . . . . . . . . . . . . . . . . . . 1
Section 2:  Definitions . . . . . . . . . . . . . . . . . . . . . 1
Section 3:  Administration . . . . . . . . . . . . . . . . . . .  6
Section 4:  Participation . . . . . . . . . . . . . . . . . . . . 7
Section 5:  Pay-At-Risk . . . . . . . . . . . . . . . . . . . . . 7
Section 6:  Awards . . . . . . . . . . . . . . . . . . . . . . .  9
Section 7:  Payments . . . . . . . . . . . . . . . . . . . . . . 10
Section 8:  Termination of Employment . . . . . . . . . . . . .  12
Section 9:  Beneficiary Designation . . . . . . . . . . . . . .  14
Section 10: General Provisions . . . . . . . . . . . . . . . . . 15
Section 11: Amendment, Suspension, or Termination . . . . . . .  16
Section 12: Effective Date . . . . . . . . . . . . . . . . . . . 16




               1997 UNION CARBIDE EPS INCENTIVE PLAN


Section 1:          Purpose
     The purpose of the Plan is to incent designated employees of the Corporation to achieve certain earnings per share goals in calendar years 1999 and 2000. These employees will forfeit a portion of their compensation if the earnings per share goals are not achieved and will receive an incentive payment if the earnings per share goals are achieved.
Section 2:          Definitions
     2.1 "Award" shall mean a cash amount payable to a Participant pursuant to Section 7.2.
     2.2 "Award Shares" shall mean the Phantom Shares credited to a Participant pursuant to Section 6.3.
     2.3 "Beneficiary" shall mean a Participant's beneficiary pursuant to Section 9.
     2.4 "Board" shall mean the Board of Directors of the Corporation.
     2.5 "CEO" shall mean the Chief Executive Officer of the Corporation.
     2.6 "Change in Control of the Corporation" shall be deemed to occur if any of the following circumstances shall occur:

     (i) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Corporation;
     (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Corporation;
     (iii) if during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.
          For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;
     (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or
     (v) there shall be consummated (x) a reorganization, merger or consolidation of all or substantially all of the assets of the Corporation (a "Business Combination"), unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock of the Corporation and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding common stock of the Corporation and outstanding voting securities of the Corporation, as the case may be, (b) no "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control of the Corporation.
     Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur: (A) pursuant to clauses (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by one or more employee benefit plans maintained by the Corporation; or (B) pursuant to clause (v)(y) above, if the Board determines that any sale, lease, exchange or transfer does not involve substantially all of the assets of the Corporation.
     2.7 "Closing Price" shall mean the closing price of the Corporation's common stock on the New York Stock Exchange - Composite Transactions.
     2.8 "Committee" shall mean the Compensation and Management Development Committee of the Board.
     2.9 "Compensation Deferral Plan" shall mean the 1995 Union Carbide Compensation Deferral Plan, or any successor plan.
     2.10 "Corporation" shall mean Union Carbide Corporation and its consolidated subsidiaries.
     2.11 "Dividend Shares" shall mean the Phantom Shares credited to a Participant pursuant to Sections 5.5 and 7.7.
     2.12 "EPS" shall mean the diluted earnings per share of the Corporation's common stock as reported in the audited financial statements of the Corporation.
     2.13 "Participant" shall mean an employee of Union Carbide Corporation and such of its subsidiaries as shall be designated by the Committee to participate in this Plan.
     2.14 "Pay-At-Risk" shall mean the aggregate amount of each Participant's annual Variable Compensation placed at risk pursuant to Sections 5.2 and 5.3.
     2.15 "Pay-At-Risk Shares" shall mean the Phantom Shares determined pursuant to Section 5.4.
     2.16 "Performance Period" shall mean calendar years 1999 and 2000.
     2.17 "Phantom Shares" shall mean units equal to the market value of the Corporation's common stock on the New York Stock Exchange - Composite Transactions.
     2.18 "Plan" shall mean this 1997 Union Carbide Corporation EPS Incentive Plan.
     2.19 "Recalculated EPS" shall mean EPS as recalculated pursuant to Section 6.5.
     2.20 "Reduced Pay-At-Risk Shares" shall have the meaning set forth in Section 8.3.
     2.21 "Retirement" shall mean termination of employment with the Corporation with the right to receive immediately a non-actuarially reduced pension under the Corporation's Retirement Program.
     2.22 "Retirement Program" shall mean the Retirement Program Plan for Employees of Union Carbide Corporation and Its Participating Subsidiary Companies.
     2.23 "Variable Compensation" shall mean variable compensation under the 1997 Union Carbide Variable Compensation Plan and/or the 1995 Union Carbide Performance Incentive Plan, as the same may be amended, or any successor plan.


Section 3:          Administration
     3.1 The Plan shall be administered by the Committee, which shall have full power and authority to construe and interpret the Plan, establish and amend administrative regulations to further the purpose of the Plan and take any other action necessary to administer the Plan.
     3.2 In the event of a Change in Control of the Corporation or other unusual and/or unplanned actions or events that significantly affect the attainment of the EPS goals of the Plan during the Performance Period, the Committee is authorized: (i) to increase or decrease the Awards under the Plan, (ii) accelerate the payments under the Plan, (iii) change the performance goals, (iv) determine that the performance goals of the Plan have been met even though the Performance Period has not been completed, or (v) otherwise alter the terms of the Plan or make such equitable adjustments, as the Committee shall, in its sole discretion, determine.
     3.3 The Committee's decisions, actions and interpretations shall be final and binding upon all Participants, Beneficiaries, shareholders of the Corporation and any other person.

Section 4:          Participation
     4.1 The CEO, those Corporate Vice-Presidents and Vice-President/General Managers reporting to the CEO, and certain other senior managers with major functional responsibilities to achieve the Corporation's profit growth/cost reduction objectives, as approved by the CEO and authorized by the Committee, shall be the Participants in the Plan. In addition, any Participants added to the Plan after March 1, 1998 shall be subject to such terms and conditions for participation as the Committee shall determine.



Section 5:          Pay-At-Risk
     5.1 Overview: The Corporation will reduce each Participant's Variable Compensation by the amount of the Pay-At-Risk, as provided in Sections 5.2 and 5.3. The Pay-At-Risk will be converted to Pay-At-Risk Shares as provided in Section 5.4. If the 1999 and 2000 performance goals established pursuant to this Plan are not met, the Pay-At-Risk Shares will be forfeited. If the goals are met, a Participant will receive the value of the Pay-At-Risk Shares and the Award Shares as provided in Sections 6 and 7.
     5.2 Determination of Pay-at-Risk: The Pay-At-Risk for each Participant will equal a percentage of such Participant's annual base salary, in effect as of September 30, 1997, as follows:

               CEO                                     =    100%
               Corporate Vice Presidents and
               Vice President/General Managers         =    65%
               Other Selected Participants             =    40%

     5.3 Reduction of Variable Compensation: Variable Compensation, if any, which would otherwise be paid to the Participant in each of the three years, 1998, 1999 and 2000 will be reduced by one-third of the Pay-At-Risk. The reduction shall be made after the Variable Compensation is determined in accordance with the terms of the plans under which the Variable Compensation is paid and before any deduction for deferral of Variable Compensation pursuant to the Compensation Deferral Plan. If for any reason, the Variable Compensation in any year is less than the required reduction, any deficit would be carried over and a subsequent year's Variable Compensation shall be reduced as approved by the CEO. Based on individual circumstances, the CEO may allow Participants, other than the CEO, to have the Participant's Variable Compensation reduced over a period longer than three years. Upon the request of a Participant, the CEO may allow Participants (including himself) to elect to have the Participant's Variable Compensation reduced over a period shorter than three years.
     5.4 Phantom Shares: The Pay-At-Risk will be converted to the number of Phantom Shares determined by dividing the Pay-At-Risk by the Closing Price on September 24, 1997, which price was $47.75 (the "Pay-At-Risk Shares"). In the event such conversion results in a fractional Pay-At-Risk Share, the Pay-At-Risk Shares shall be rounded to the next highest whole number.
     5.5 Dividends: The Pay-At-Risk Shares, the Reduced Pay-At-Risk Shares and any Dividend Shares thereon will be credited with amounts equal to dividends paid on the Corporation's common stock and deemed reinvested in additional Phantom Shares (or fractions thereof) based upon the Closing Price on the date such dividends are paid by the Corporation. Whenever the Pay-At-Risk Shares or the Reduced Pay-At-Risk Shares are forfeited under the terms of the Plan, the Dividend Shares thereon shall also be forfeited. Whenever the value of the Pay-At-Risk Shares or Reduced Pay-At-Risk Shares is to be paid to a Participant under the terms of the Plan, the value of the Dividend Shares thereon shall also be paid to the Participant.

Section 6:          Awards
     6.1 Overview: The objective performance goals for the Performance Period are based on EPS and Recalculated EPS as set forth in
Section 6.2. The Award Schedule set forth in Section 6.3 and the terms and conditions relating to the achievement of Awards set forth in
Section 6.4 are based upon achievement during the Performance Period of such performance goals.
     6.2 Performance Goals: The performance goals are the achievement of EPS and Recalculated EPS of $4.00 or more during 1999 and 2000.
     6.3 Award Schedule: Subject to the provisions of Section 6.4, if the performance goals are achieved, a Participant will be granted additional Phantom Shares (the "Award Shares") according to the following Award Schedule:

         If EPS in 1999   Then the Award Shares shall be a Multiple
         or 2000 is:      of Pay-At-Risk Shares or Reduced
                          Pay-At-Risk Shares as follows:

                                1999        2000
         Less than $4.00          0           0
         $4.00 to $4.24          1X          1X
         $4.25 to $4.49          2X          2X
         $4.50 to $4.74          3X          3X
         $4.75 or more           4X          4X
     Participants shall be granted the Award Shares, if any, as of the first quarter of 2001, by multiplying a Participant's Pay-At-Risk Shares, or Reduced Pay-At-Risk Shares, by the multiple set forth in the Award Schedule. The grant of Award Shares under the Award Schedule shall be based upon EPS and not Recalculated EPS.
     6.4 Eligibility For Award Shares; Forfeiture of Pay-At-Risk Shares or Reduced Pay-At-Risk Shares: Participants shall be eligible for Award Shares subject to the following conditions:
(a) If EPS is less than $4.00 for 2000, there will be no grant of Award Shares for 1999 or 2000 and the Pay-At-Risk Shares or the Reduced Pay-At-Risk Shares shall be forfeited.

(b) If EPS is $4.00 or more for 2000, but Recalculated EPS is less than $4.00 in 2000, then there will be no grant of Award Shares for 1999 or 2000 and the value of the Pay-At-Risk Shares or the Reduced Pay-At-Risk Shares shall be paid to the Participant pursuant to Section 7.1.

(c) If EPS and Recalculated EPS are each $4.00 or more in 2000, a Participant will be granted Award Shares in accordance with the Award Schedule for the year 2000.

(d) If EPS and Recalculated EPS are each $4.00 or more in both 1999 and 2000, a Participant will be granted Award Shares in accordance with the Award Schedule for both the years 1999 and 2000.
     6.5 Recalculated EPS: For each of 1999 and 2000, EPS shall be recalculated using the spreads between customer prices and the cost of feedstocks for Unipol Polymers, Ethylene Glycol and Polypropylene in 1993. The Committee shall adopt procedures for determining Recalculated EPS.

Section 7:          Payments
     7.1 Pay-At-Risk Shares: If a Participant does not forfeit the Pay-At-Risk Shares or the Reduced Pay-At-Risk Shares pursuant to Section
6.4 or Section 8, then the value of the Pay-At-Risk Shares or the Reduced Pay-At-Risk Shares shall be paid to the Participant in the first quarter of 2002, on a date determined by the Corporation.
     7.2 Awards: The value of one-third of the Award Shares shall be paid to the Participant in the first quarter of each of 2002, 2003 and 2004, on a date determined by the Corporation.
     7.3 Value: The value of the Pay-At-Risk Shares, the Reduced Pay-At-Risk Shares and the Award Shares to be paid to the Participant pursuant to Sections 7.1 and 7.2 shall be determined by using the average of the Closing Prices on each trading day in January of the year of payment.
     7.4 Deferral: Participants can elect to defer any or all of the payments under Sections 7.1 and 7.2 in accordance with the terms of the Compensation Deferral Plan.
     7.5 Stock Ownership: If a Participant becomes entitled to receive the value of the Pay-At-Risk Shares, the Reduced Pay-At-Risk Shares or Award Shares, and is employed by the Corporation on January 31, 2002 but does not meet by January 31, 2002 the stock ownership guidelines as heretofore or hereafter established by the Corporation, the Participant shall forfeit on such date 50% of each of (i) the Pay-At-Risk Shares or Reduced Pay-At-Risk Shares, (ii) the Award Shares and
(iii) any Dividend Shares credited by January 31, 2002 on such Pay-At-Risk Shares or Reduced Pay-At-Risk Shares and the Award Shares.
     7.6 Pensionable Earnings: The amounts by which a Participant's Variable Compensation is reduced for Pay-At-Risk will continue to be counted as part of the Participant's pensionable earnings under the Corporation's Retirement Program for the year earned in accordance with the terms of the Retirement Program. Any payment of the Pay-At-Risk Shares, Reduced Pay-At-Risk Shares or Award Shares under Section 7.1 and
7.2 of this Plan will not be considered pensionable earnings under the Corporation's Retirement Program or for any other benefit plan purpose.
     7.7 Dividends: The Award Shares and any Dividend Shares thereon will be credited with amounts equal to dividends paid on the Corporation's common stock and deemed reinvested in additional Phantom Shares (or fractions thereof) based upon the Closing Price on the date such dividends are paid by the Corporation. Whenever the Award Shares are forfeited under the terms of the Plan, the dividends thereon shall also be forfeited. Whenever the value of the Award Shares is to be paid to a Participant under the terms of the Plan, the value of the Dividend Shares thereon shall also be paid to the Participant.
     7.8 Corporate Changes: In the event of any change in the number of outstanding shares of common stock of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of Pay-At-Risk Shares, Reduced Pay-At-Risk Shares and Award Shares, both under the Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be final and binding upon all Participants, Beneficiaries, shareholders of the Corporation and any other person.

Section 8:          Termination of Employment
     8.1 If a Participant terminates employment before 2001, no Award shall be paid and the Pay-At-Risk Shares shall be forfeited except as set forth in Sections 8.2 and 8.3, unless the Committee determines it is in the best interests of the Corporation to permit individual exceptions.
     8.2 In the case of a Participant's death, disability or termination of employment by the Corporation other than for cause prior to 1999, the Participant shall not be entitled to any Award Shares and the then value of the portion of Pay-At-Risk Shares which represents the Pay-At-Risk for which the Participant's Variable Compensation has actually been reduced, shall be paid to the Participant within sixty days after the date of such death, disability or termination of employment. Such value shall be determined using the average Closing Price on the first ten days of trading following the date of such death, disability or termination of employment.
     In the case of a Participant's Retirement prior to 1999, the Participant shall not be entitled to any Award Shares and the value of the portion of the Pay-At-Risk Shares which represents Pay-At-Risk for which the Participant's Variable Compensation has actually been reduced, shall be paid to the Participant as provided in Section 7.1. Such value shall be determined pursuant to Section 7.3.
     8.3 In the case of a Participant's death, disability, Retirement or termination of employment by the Corporation other than for cause during 1999 or 2000, the Pay-At-Risk Shares shall be reduced to equal the Pay-At-Risk Shares multiplied by a fraction, the numerator of which is the number of days from January 1, 1999 to, and including, the date of death, disability, Retirement or such termination of employment, and the denominator of which is 731, and further reduced, if necessary, to represent only Pay-At-Risk for which the Participant's Variable Compensation has actually been reduced ("Reduced Pay-At-Risk Shares"). A grant of Award Shares, if any, to any such Participant shall be based only upon the Reduced Pay-At-Risk Shares. The value of the excess of the Pay-At-Risk Shares less the Reduced Pay-At-Risk Shares (plus dividends on such excess), to the extent such excess represents Pay-At-Risk for which the Participant's Variable Compensation has actually been reduced, shall be paid to the Participant as follows: (i) in the case of the Participant's death, disability or termination of employment by the Corporation other than for cause, within sixty days after the date of such death, disability or termination of employment; and (ii) in the case of Retirement at the time provided for in Section
7.1. For the events described in clause (i) above, such value shall be determined using the average Closing Price on the first ten days of trading following the date of such death, disability or termination of employment. For the event described in clause (ii) above, such value shall be determined pursuant to Section 7.3. The value of the reduced Pay-At-Risk Shares and the Award Shares, if any, shall be paid to the Participant as provided in Section 7.1 and 7.2 and such value shall be determined as provided in Section 7.3.
     8.4 If a Participant terminates employment for any reason other than termination of employment by the Corporation for cause after 2000, a Participant shall be entitled to receive payments under this Plan in accordance with the provisions of Section 7. If a Participant is terminated for cause after 2000, the Participant shall forfeit any amount scheduled to be paid under Sections 7.1 and 7.2 after the date of termination of employment.

Section 9:          Beneficiary Designation
     9.1 A Participant's Beneficiary under the Plan, who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant's death, shall be the Beneficiary designated, or deemed to be designated, by the Participant under the Compensation Deferral Plan. If a Participant does not participate in the Compensation Deferral Plan or if a Participant does participate in the Compensation Deferral Plan and has not designated or been deemed to have designated a Beneficiary thereunder, then any payments payable to the Participant under this Plan shall be distributed to the Participant's estate. If the Corporation is in doubt as to the right of any person to receive such amount, the Corporation may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Corporation may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefor.

Section 10:          General Provisions
     10.1 A Participant may not assign any payment under this Plan. Any attempted assignment shall be null and void. For purposes of this paragraph, any designation of, or payment to, a Beneficiary shall not be deemed an assignment.
     10.2 The Plan is intended to constitute an unfunded incentive compensation arrangement for a select group of key personnel. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive any payments under this Plan shall be no greater than the right of an unsecured general creditor of the Corporation. There shall not vest in any Participant or Beneficiary any right, title, or interest in and to any specific assets of the Corporation. All payments under this Plan shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amount except to the extent this Plan is covered by the Benefits Protection Trust between the Corporation and State Street Bank and Trust Company, or any successor trust.
     10.3 Nothing contained in this Plan shall give any Participant the right to continue in the employment of the Corporation, or affect the right of the Corporation to discharge a Participant.
     10.4 The Plan shall be construed and governed in accordance with the laws of the State of New York.
     10.5 The Corporation shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

Section 11:          Amendment, Suspension, or Termination
     11.1 The Board reserves the right to amend, suspend or terminate the Plan at any time; provided however, that any amendment, suspension or termination shall not adversely affect the rights of Participants or Beneficiaries to receive amounts they became entitled to receive prior to such amendment, suspension or termination.
Section 12:          Effective Date
     12.1     The Plan shall be effective as of September 24, 1997.


                              UNION CARBIDE CORPORATION


                              By:  /s/ M.A. Kessinger